LIST OF EXHIBITS AND SCHEDULES
TO
AGREEMENT AND PLAN OF MERGER

Exhibits

Exhibit 1.2(a)         -     Form of Certificate of Merger
Exhibit 1.2(b)         -     Form of Articles of Merger
Exhibit 2.2            -     Officers of Surviving Corporation
Exhibit 3.3            -     Form of Escrow Agreement
Exhibit 4.7(a)         -     Audited Financial Statements of Company
Exhibit 4.7(b)         -     Unaudited Financial Statements of Company
Exhibit 4.9            -     Additional Representations and Warranties of Parent
                             and the Control Shareholders
Exhibit 4.23           -     Forms of Employee Confidentiality Agreements
Exhibit 5.9            -     Additional Representations and Warranties
                             of Biomet and Acquisition
Exhibit 6.23           -     Form of Affiliate Agreement
Exhibit 8.10           -     Fairness Opinion of U.S. Bancorp Piper Jaffray
Exhibit 8.11(a)        -     Forms of Non-Competition Agreement
Exhibit 9.10           -     Form of Registration Rights Agreement
Exhibit 11.2(g)        -     Form of Opinion of Steel Hector & Davis LLP
Exhibit 11.3(b)        -     Form of Opinion of Ice Miller Donadio & Ryan

Schedules

Schedule 4.1           -     Organization
Schedule 4.2           -     Capital Stock
Schedule 4.3           -     Authority; No Violations
Schedule 4.4           -     Consents and Approvals
Schedule 4.5           -     Transactions with Certain Persons
Schedule 4.8           -     Absence of Undisclosed Liabilities
Schedule 4.9           -     Tax Matters
Schedule 4.10          -     Absence of Changes or Events
Schedule 4.10(k)       -     U.S. Domestic Platinum Customers
Schedule 4.10(p)       -     Capital Additions
Schedule 4.11          -     Compliance with Laws; No Default or Litigation
Schedule 4.13          -     Real Property - Leased
Schedule 4.15          -     Personal Property - Owned
Schedule 4.16          -     Personal Property - Leased
Schedule 4.17          -     Inventory
Schedule 4.18          -     Contracts
Schedule 4.19          -     Notes and Other Receivables
Schedule 4.20          -     Prepaid Expenses
Schedule 4.21          -     Payables Over 60 Days
Schedule 4.22(a)       -     Licenses and Permits
Schedule 4.23          -     Proprietary Information
Schedule 4.24          -     Rights Under Warranties
Schedule 4.25          -     Title to Assets and Related Matters
Schedule 4.26          -     Environmental
Schedule 4.27(a)       -     Labor Relations; Employees
Schedule 4.28          -     Compensation
Schedule 4.29          -     Employment Benefit Plans
Schedule 4.29(c)       -     Employee Benefit Plans
Schedule 4.29(e)       -     Employee Benefit Plan - Liabilities
Schedule 4.29(f)       -     Employee Benefit Plan - Contributions
Schedule 4.29(h)       -     Administrative Services Agreement
Schedule 4.29(aa)      -     U.S. Employees; Foreign Subsidiaries
Schedule 4.30          -     Summary of Insurance Coverages
Schedule 4.31          -     Guaranties
Schedule 4.32          -     Bank Accounts
Schedule 4.33          -     Powers of Attorney
Schedule 4.34          -     Suppliers and Customers
Schedule 4.35          -     Food & Drug Administration Licenses
Schedule 4.38          -     Foreign Persons
Schedule 4.40          -     Absence of Certain Commercial Practices
Schedule 4.41          -     Year 2000
Schedule 6.6           -     Indebtedness
Schedule 6.8           -     State and City Tax Returns
Schedule 10.2          -     Relationships with Specified Companies
Schedule 13            -     Specified Contingency